UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 20, 2005

NBOG Bancorporation, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

001-16413	58-2554464
(Commission File Number)	(IRS Employer Identification No.)

807 Dorsey Street, Gainesville, Georgia	30501
(Address of Principal Executive Offices)	(Zip Code)

(770) 297-8060
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 20, 2005, the Company entered into a consulting arrangement with Mr. R. Allen Smith, under which Mr. Smith will provide regulatory and banking advice to the Company and its wholly-owned Subsidiary, The National Bank of Gainesville. From December 2004 through April 2005, Mr. Smith served as a director of the Company. Prior to his service as a director, Mr. Smith served as Interim Chief Executive Officer, Interim Chief Financial Officer and as consultant to the Company.

In connection with the consulting arrangement, we have agreed to pay Mr. Smith $125 an hour for his consulting services. In addition, our Board of Directors has granted Mr. Smith a non-qualified option representing the right to purchase up to 100,000 shares of our common stock (the “Option”) at an exercise price of $5.00 per share. The Option shall have a maximum term of ten years and shall generally vest in equal one-third, annual increments commencing on September 20, 2005. Thus, one-third of the Option (representing 33,333 shares) is currently exercisable, with the next third (33,333 shares) vesting on September 20, 2006 and the final third (33,334 shares) vesting on September 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NBOG BANCORPORATION, INC.

Dated: September 26, 2005
	By:	/s/ W. Bryan Hendrix
	Name:	W. Bryan Hendrix
	Title:	Chief Financial Officer